UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California (Address of Principal Executive Offices)		90740 Zip Code

(562) 493-2804
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On September 5, 2008, we entered into a definitive Share Purchase Agreement (the “Purchase Agreement”) with American Honda Motor Co., Inc., a California corporation (“Honda”), John G. Armstrong, Sole Trustee of The FuelMaker Trust, a trust established under the laws of the Province of Ontario (“FM Trust” and, together with Honda, the “Vendors”), and FuelMaker Corporation, a corporation existing under the laws of Canada (“FM”), pursuant to which we agreed to purchase all of the issued and outstanding share capital of FM and 2045951 Ontario Inc., a wholly-owned subsidiary of Honda (“HondaSub” and, together with FM, the “Target Companies”).  The transaction, which is subject to certain closing conditions, including delivery of audited financial statements, is expected to close prior to September 30, 2008.  The Target Companies have been historically unprofitable and will not be accretive to earnings in the near term.

The Purchase Agreement contains customary representations, warranties and covenants and includes indemnification provisions, subject to deductible and cap amounts.  Under the terms of the Purchase Agreement, we will pay to the Vendors an aggregate of U.S. $17 million in cash for the Target Companies, subject to adjustments for closing date working capital.

Item 7.01.   Regulation FD Disclosure.

We issued a press release on September 8, 2008 announcing the signing of the Purchase Agreement.  The information contained in the press release is incorporated by reference and furnished as Exhibit 99.1.

We anticipate that we will raise additional capital through equity or debt financing to support our acquisition of the Target Companies and continued capital investment program.  We may be unable to raise additional capital on favorable terms or at all.  If we are unable to raise capital we will have to reduce or eliminate planned capital expenditures.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.   Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Due to the size of the transaction and historical financial performance of the Target Companies, we anticipate filing audited financial statements for the Target Companies as soon as available and in accordance with Regulation S-X.

(d)           Exhibits.

Exhibit 99.1            Press release dated September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2008	Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer